                                                        EXHIBIT 2.2

                           ARTICLES OF MERGER
                                 MERGING
                          GMH ACQUISITION CORP.
                                  INTO
                   GENERAL MANUFACTURED HOUSING, INC.
                  PURSUANT TO SECTION 14-2-1101 OF THE
                    GEORGIA BUSINESS CORPORATION CODE

          The undersigned, GMH Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") and General Manufactured Housing, Inc. (the "Subsidiary"), a corporation organized and existing under the laws of the State of Georgia, do hereby certify:

          FIRST: That the Corporation shall be merged with and into the Subsidiary pursuant to the Plan of Merger attached hereto as Exhibit A (the "Plan of Merger").

          SECOND: That the Plan of Merger was duly adopted by the shareholders of each of the Corporation and the Subsidiary.

          THIRD: That the request for publication of a notice of filing of the Certificate of Merger and payment therefor will be made as required by subsection (b) of Section 14-2-1105.1 of the Georgia Business Corporation Code.

          IN WITNESS WHEREOF, GMH Acquisition Corp. and General
Manufactured Housing, Inc. have each caused these Articles of Merger to be signed by its President and attested by its Secretary this 21 day of December, 1995.

                                       GMH ACQUISITION CORP.

                                       /s/ Shawn Martin
                                       By:   Shawn M. Martin
                                       Its:   Vice President
Attest:

       /s/  Carol S. McEwen
By:    Carol McEwen
Its:    Assistant Secretary
                                       GENERAL MANUFACTURED HOUSING, INC.

                                       /s/ Shawn Martin
                                       By:  Shawn M. Martin
                                       Its:  Vice President
Attest:

       /s/  Carol S. McEwen
By: Carol McEwen
Its:  Assistant Secretary

                                 EXHIBIT A
                              PLAN OF MERGER

                             PLAN OF MERGER
                                   OF
                          GMH ACQUISITION CORP.
                                  INTO
                    GENERAL MANUFACTURED HOUSING, INC.


     This Plan of Merger has been duly adopted and approved by the Board of Directors of GMH Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") and the Board of Directors and shareholders of General Manufactured Housing, Inc., a corporation organized and existing under the laws of the State of Georgia ("GMH"):

     1. The Corporation proposes to merge and the name of the surviving corporation into which the Corporation proposes to merge is General Manufactured Housing, Inc.

     2.   The terms and conditions of the merger are as follows:

               a. The merger shall become effective when the Articles of Merger have been filed in the office of the Secretary of State of the State of Georgia and the Certificate of Ownership and Merger has been filed in the office of the Secretary of State of Delaware.

               b. The Articles of Incorporation, By-Laws, directors and officers of GMH shall be the Articles of Incorporation, By-Laws, directors and officers of the surviving corporation provided, however, that the Articles of Incorporation of GMH shall be amended and restated, upon filing of the merger, to read in their entirety as set forth in Exhibit A attached hereto.

          3. GMH has authorized one hundred thousand (100,000) shares of common stock, $100.00 par value, of which five thousand two hundred and fifty (5,250) shares of common stock are issued and outstanding, of which five thousand two hundred and fifty (5,250) shares are owned by the Corporation. At the time the merger becomes effective, all of the issued and outstanding shares of the Corporation shall be cancelled. The authorized capital stock of GMH outstanding at the time of the merger, all of which is owned by the Corporation shall, at the time the merger becomes effective, be reissued to the sole shareholder of the Corporation.

                               EXHIBIT A
              AMENDED AND RESTATED ARTICLES OF INCORPORATION

                          AMENDED AND RESTATED
                       ARTICLES OF INCORPORATION

                                  OF

                   GENERAL MANUFACTURED HOUSING, INC.


                              I.

          The name and style of the Corporation shall be GENERAL
MANUFACTURED HOUSING, INC.

                              II.

          General Manufactured Housing, Inc. is organized pursuant to the Georgia Business Corporation Code.

                             III.

          General Manufactured Housing, Inc. is incorporated as a Georgia For-Profit Corporation and is organized for the following purposes: To construct, manufacture, assemble, buy, and sell all types of manufactured buildings, structures and homes; to engage in any activity incidental to or connected with the construction, erection, etc. of the manufactured buildings, structures and homes; and to engage in any other for profit business authorized under the laws of the State of Georgia.

                              IV.

          The Corporation has the authority to issue not more than 100,000 shares of common stock at a par value of $100.00 per share.

                               V.

          The Board of Directors is hereby expressly authorized to make, alter or repeal the by-laws of the corporation.

                              VI.

          The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute in the State of Georgia, and all rights conferred upon stockholders herein are granted subject to this reservation.

                             VII.

          Except as prohibited by law, the Corporation may indemnify any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) and may take such steps as may be deemed appropriate by the Board of Directors, including purchasing and maintaining insurance, entering into contracts (including, without limitation, contracts of indemnification between the Corporation and its directors and officers), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect such indemnification.

                           VIII.

          No director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for (a) any appropriation, in violation of his duties, or any business opportunity of the Corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law;
(c) liabilities of a director imposed by Section 14-2-832 of the Georgia Business Corporation Code; or (d) any transaction from which the director derived an improper personal benefit.

                              IX.

          Except for the Merger of GMH Acquisition Corp. into the Corporation which is occurring simultaneously with the filing of these Amended and Restated Articles of Incorporation, the Corporation shall not, without first obtaining the affirmative vote or written consent of its shareholders:

          (i) authorize, approve or consummate any of the following transactions or series of transactions: (A) any acquisition of the Corporation by means of merger of the Corporation with or into any other corporation or other entity or person or other form of corporate reorganization in which the Corporation shall not be the continuing or surviving entity of such merger or reorganization (other than a mere reincorporation transaction) or a transaction in which the Corporation is the surviving entity but the shares of the Corporation's capital stock outstanding immediately prior to the transaction are exchanged or converted by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or (B) a sale of all or substantially all of the assets of the Corporation, or (C) a liquidation, dissolution or winding up of the Corporation;

          (ii) make any loan, advance or capital contribution to, or investment in, any of the officers, directors, employees, providers, consultants, agents or other representatives of the Corporation, other than travel or salary advances in the ordinary course of business in a manner consistent with past practice;

          (iii) incur or assume or permit to exist any indebtedness for borrowed money (including capitalized leases) other than amounts owing under (A) that certain Secured Credit Agreement dated as of December 21, 1995 by and between the Corporation and First Source Financial LLP plus up to $2,600,000, (B) that certain Note and Warrant Purchase Agreement dated as of December 21, 1995 by and between the Corporation, GMH Holdings, Inc. ("Holdings") and The Equitable Life Assurance Society of the United States and (C) that certain Securities Purchase Agreement dated as of December 21, 1995 between and among the Corporation,

          Holdings, RFE Investment Partners V, L.P., Sterling Commercial Capital, Inc. and the State Treasurer of the State of Michigan, as Custodian, as each such documents may be amended, restated, supplemented or otherwise modified from time to time, or issue any debt securities or assume, guarantee, endorse (other than in the ordinary course of business consistent with past practice) or otherwise as an accommodation become responsible for, liabilities of any other person;

          (iv) purchase, hold or own any capital stock, evidence of indebtedness or other security of any subsidiary of the Corporation or other corporation, partnership, or other entity, unless such corporation, partnership or other entity is a wholly-owned subsidiary of the Corporation;

          (v) engage in any new line of business outside the purposes set forth in these Articles of Incorporation;

          (vi) authorize or issue shares of any equity securities of the Corporation, including any preferred stock, options or warrants to purchase any such equity security;

          (vii) make any acquisition of, or loan, advance or capital contribution to, or investment in any business entity, which, individually or together with any related series of such transactions, exceeds
          $1,000,000;

          (viii) make any capital expenditures in any one fiscal year in excess of the sum of (A) $500,000 plus (B) the difference between $500,000 and any unexpended amounts from prior years; or

          (ix) enter into any contract or transaction with an affiliate of the Corporation that does not deal at arm's length with the Corporation or which exceeds
          $25,000 in amount.


                                    GENERAL MANUFACTURED HOUSING, INC.



                                    BY:       /s/  Shawn M. Martin
                                       Shawn M. Martin
                                       Vice President